                          MANAGEMENT SERVICES AGREEMENT




         THIS MANAGEMENT SERVICES AGREEMENT made and entered into this 1st day of April, 1995, by and between JACOBS MANAGEMENT CORP., a Minnesota corporation (hereinafter referred to as "JMC"), and GENMAR HOLDINGS, INC., a Delaware corporation (hereinafter referred to as ("Holdings").

                  WHEREAS, JMC, through its officers, employees and staff, has considerable knowledge and experience relating to the organization and financial aspects of managing business enterprises and desires to aid and assist Holdings by providing certain advisory and other managerial services to Holdings; and

                  WHEREAS, JMC has access through its officers to numerous business opportunities, some of which may be desirable for Holdings to entertain as additional businesses for it to pursue; and

                  WHEREAS, Holdings desires to engage JMC and both parties desire to set forth their understandings and agreements pertaining to the engagement of JMC.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                  1. ENGAGEMENT OF JMC. Pursuant to the terms and conditions hereinafter set forth, Holdings does hereby appoint and engage JMC, and JMC hereby accepts its appointment and engagement by Holdings, as Holdings' management consultant and advisor with respect to the matters specified in paragraph 2 hereof.

                  2. SERVICES OF JMC. JMC shall provide managerial and advisory services and recommendations to Holdings regarding Holdings' management, including general management, direction and planning; financial management, analysis and planning; general accounting and administration; marketing and sales assistance; facilities management; insurance administration; tax preparation and consulting; and personnel administration and public relations. It is further agreed that JMC shall make available as often as requested by Holdings, qualified personnel to assist Holdings with any problems or questions Holdings may have in any of the above described areas. In addition, qualified JMC personnel shall monitor, examine and review the operations of Holdings on a regular basis and shall periodically report the results of such operations to its Board of Directors.

                  3. RESPONSIBILITIES OF OFFICERS. The parties acknowledge that Holdings has duly elected corporate officers. It is the parties intention that except for the salaried officer positions of Holdings specified on Exhibit I to the Agreement, substantially all of the responsibilities which would normally be carried out by officers of Holdings will be carried out by employees of JMC acting in their capacity as an employee of JMC. The parties further intend that, except at the written direction of the Holdings Board of Directors, and individual who is an officer of Holdings and JMC shall provide only limited administrative services, without compensation, to Holdings in his capacity as an officer of Holdings. Such limited administrative services shall include such things as signing formal documents, as well as any other action required by law of a Holdings officer.

                  4. HOLDINGS' RESPONSIBILITIES. Holdings shall cooperate with JMC personnel in the review and evaluation of Holdings' operating procedures and shall provide such reports and other material as JMC may reasonably request.

                  5. CONFIDENTIALITY. It is understood that in the course of performing its duties under this Agreement, JMC, its officers and personnel, will become aware of certain financial information which Holdings considers to be proprietary and confidential. JMC shall maintain all such information in the strictest confidence and shall not disclose such information to any third party without the prior consent of Holdings' Board of Directors. Notwithstanding the foregoing, nothing in this Agreement shall be construed as restricting or prohibiting JMC, its officers and personnel, from offering the same or similar services to other corporations or enterprises, whether or not such other business enterprises could be considered to be competitive with the business of Holdings.

                  6. CONSIDERATION. In consideration of JMC's services under this Agreement, Holdings shall pay to JMC a management fee of $1,800,000 per annum payable in twelve (12) equal monthly installments. Such monthly installments are due and payable in advance of the first business day of each month. If the agreement is renewed under Section 9 hereof such management fees may be at the option of JMC, increased in each year following the current year by an inflationary adjustment based on the CPI.

                  7. INVOICES FOR EXPENSES. JMC shall submit to Holdings all invoices for expenses incurred by JMC personnel in connection with rendering managerial services to Holdings under this Agreement. Within thirty (30) days after receipt of any or all such invoices, Holdings shall reimburse JMC for such expenses incurred. It is understood that reimbursement of such expenses shall be in addition to the fee set forth in paragraph 6 above.

                  8. SPECIAL FEES FOR BUSINESS OPPORTUNITIES. It is understood that JMC may present to Holdings for its consideration certain business opportunities which come to the attention of JMC and which may be appropriate for Holdings to consider and pursue. Alternatively, Holdings may request of JMC that it investigate certain business opportunities that may come before Holdings. The consideration and engagement heretofore described is not to be considered to have covered such activity, and in the event that JMC is involved in the evaluation or implementation of such a business opportunity, a fee in addition to that set forth in paragraph 6 above will be charged.

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

                  9. TERM OF AGREEMENT. This Agreement shall remain in effect for a period of one (1) year commencing as of the date hereof, and shall be renewable for two additional one (1) year terms unless otherwise specified and agreed to in writing.

                  10 SEVERABILITY. Any provisions of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                  11. AMENDMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and no amendment, modification, termination or waiver of any provisions of this Agreement and no consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and signed by all parties, and then such waiver or consent shall be effective only in the given instance and for the specific purpose for which given.

                  12. ASSIGNMENT PROHIBITED. The parties rights and obligations under this Agreement may not be assigned to any third party without the written consent of all the parties.

                  13. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Minnesota.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.

                             JACOBS MANAGEMENT CORP.

                             By  /s/ David A. Mahler
                                 --------------------------------
                             Its   VP
                                 --------------------------------


                              GENMAR HOLDINGS, INC.

                              By   /s/ James B. Farrell
                                 --------------------------------
                              Its    VP
                                 --------------------------------


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

                                                                     EXHIBIT 1




                              GENMAR HOLDINGS, INC.


Position                                       Individual
--------                                       ----------
President                                      Kenneth J. Severinson

Vice President, Secretary,
   General Counsel                             James B. Farrell

Vice President, Controller                     John S. Rosendahl

Vice President, Assistant
         General Counsel                       Mary McConnell


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